UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

TripAdvisor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0743202
(State of Incorporation or Organization)	(IRS Employer Identification Number)

141 Needham Street, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-175828-1

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities of TripAdvisor, Inc., a Delaware corporation (“TripAdvisor”), to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of common stock, par value $0.001 per share, of TripAdvisor (“TripAdvisor Common Stock”). The TripAdvisor Common Stock will be issued upon completion of the spin-off (the “Spin-Off”) of TripAdvisor from Expedia, Inc. (“Expedia”), as described in more detail in Amendment No. 4 to TripAdvisor’s Registration Statement on Form S-4 (File No. 333-175828-1) filed with the Securities and Exchange Commission on November 1, 2011, as amended (the “Registration Statement”).

TRIPADVISOR COMMON STOCK

The description of the TripAdvisor Common Stock as set forth under the caption “Proposal 1—The Spin-Off Proposal—Description of TripAdvisor Capital Stock After the Spin-Off” in the Registration Statement is incorporated herein by reference.

ITEM 2.	EXHIBITS

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated:    December 2, 2011

TRIPADVISOR, INC.

By:	/s/ Lance A. Soliday
Lance A. Soliday
Director, Chief Accounting Officer and Controller